SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                            FORM 8-K/A

                         CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                        December 31, 2001
                        ----------------
                         Date of Report
                (Date of Earliest Event Reported)


                         MOVE FILMS, INC
         --------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)


  Texas                     00-32691                   76-0676168
---------------           -----------               ------------------
(State or other           (Commission                (I.R.S. Employer
jurisdiction of           File Number)              Identification No.)
incorporation)


          13325 Mulholland Drive, Beverly Hills, CA 90210
             ----------------------------------------
             (Address of principal executive offices)

                           310-229-5229
                  -------------------------------
                   Registrant's telephone number


                      Expresso Express, Inc
                 618 Cardiff, Irvine, CA 92606
           ---------------------------------------------
              (Former name and address of Registrant)



ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

(a) Pursuant to an Agreement and Plan of Reorganization dated December 31, 2001 the ("Plan"), between the Registrant ("the Company") and the general partners of Motion Entertainment Group, a California Partnership ("Motion"), as listed in the Plan (see exhibit 2.1), the general partners of Motion became the controlling stockholders of the Registrant in a transaction viewed as an asset purchase. The Plan will be treated as an acquisition of Motion for accounting purposes, and the effective date of the Plan was December 31, 2001.

The Plan was adopted, ratified and approved by the officers and directors of the Registrant and by the general partners of Motion.

The source of the consideration used by Motion to acquire its respective interest in the Registrant was the exchange of 100% of the assets and liabilities of Motion for 15 million "unregistered" and "restricted" shares of $0.0001 par value common stock of the Registrant, pursuant to the Plan.

The basis of the "control" by Motion is stock ownership. See the table below under Paragraph (b) of this Item.

The percentage of ownership of the outstanding voting securities of the Registrant prior to the completion of the Plan by all of the Directors and Officers total 20,500,000 common shares or 77%.

Pursuant to the Plan, the Registrant was required:

     1. To issue 15 Million "unregistered" and "restricted" shares of $0.0001 par value common stock as the sole consideration for the assets of Motion;

     2. For Jennifer Baker to transfer her personal holdings of 15 Million shares of $0.0001 par value common stock and Simon Gaunt to transfer his personal holdings of 5 Million shares of $0.0001 par value common stock to the Registrant for cancellation.

     2. Following resignations, in seriatim, of the director and executive officers of the Registrant, to designate and elect, in seriatim, Christopher Eberts as President and Director; Jonathan Cooper as Secretary and Director; and Michael Abbott as Treasurer and Director of the Registrant, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignations or terminations.

Taking into account the shares issued for the assets of Motion and the shares cancelled out in regards to the Plan of Reorganization, there will be 21,612,500 issued and outstanding shares of common stock of the Registrant as a result of the foregoing.

A copy of the Plan of Reorganization is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

(b) The following table contains information regarding the shareholdings of the Registrant's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):



                                 Number of shares of         Percent of
                                    Common Stock           Common  Stock
Name                             Beneficially Owned      Beneficially Owned
--------------------            --------------------     ---------------------
Christopher Eberts                    5,175,000                 23.9%
13325 Mulholland Drive
Beverly Hills, CA 90210

Jonathan M. Cooper                    5,175,000                 23.9%
1041 N. Formosa Ave
Santa Monica East Building, Ste 210
West Hollywood, CA 90046

Michael Abbott                        5,175,000                 23.9%
2137 Mayview Drive
Los Angeles, CA 90027

Henry L. Jan                          5,245,000 (1)             24.3%
15007 Grove Gardens
Houston, TX 77082


(1) Henry L. Jan, the sole member of ILN Industries, LLC is deemed to be the beneficial owner of all the shares owned by ILN Industries, LLC.



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 2001 the Company fully consummated the acquisition of Motion in accordance with the "Plan" described in Item 1 above. The consideration given for the assets of Motion was the issuance of 15 Million "unregistered" and "restricted" shares of the Company's Stock. The transaction was consummated December 31, 2001. See Item 1 above for additional information regarding the transaction.

(a) See Item 1 of this Report. The consideration exchanged under the Plan was negotiated at "arms length" between the directors and executive officers of the Registrant and the general partners of Motion. Stockholders and Board of Directors of the Registrant used criteria used in similar proposals involving the Registrant in the past, including the relative value of the assets of the Registrant; its present and past business operations; the future potential of Motion; its management; and the potential benefit to the stockholders of the Registrant. The Board of Directors determined in his good faith that the consideration for the exchange was reasonable, under these circumstances.

No director, executive officer or person who may be deemed to be an affiliate of the Registrant had any direct or indirect interest in Motion prior to the completion of the Plan.

(b) The Registrant, intends to continue the business operations formerly conducted by Motion, which are described below under the caption BUSINESS, and disengage from its original business plans to participate in the drive-thru coffee industry. Since the acquisition, the Registrant has changed its name to "MOVE FILMS, INC" (see item 5).


BUSINESS

The Registrant, having purchased the assets of Motion Entertainment Group will be engaged in the business of development, production, and distribution of full length feature film properties. It is the overall business goal of the Registrant to become an entertainment production company focusing on small to medium range commercially viable feature films.

PLAN OF OPERATIONS

The Company's current plan is to concentrate its business development efforts on opportunities available for producing films with production budgets of $4-$10 million range. The development and production of 6 to 8 such properties over the first 2 years will receive the majority of managements focus and the company's financial resources. Through work completed by the executive team prior to the formation of the company, and assets transferred into the company by the management team and others, the Company already owns a number of properties that have been developed. With these properties, the producers of the Company will actively begin the process of closing production and distribution deals for these properties. In the second year, the company will begin looking at the development of film properties with budgets exceeding $10 million to be produced in the third year of operation.

The Company is in the process of establishing itself as a premier producer of small to medium range theatrical films. Based upon the knowledge that the entertainment industry is a high potential, yet high risk proposition for investors, the directors of the company are focused on a strategy that minimalizes the financial risk of each property while trying to exploit the potential upside of any possible hit property.

The Company recognizes that films produced for $4-$10 million are probable for domestic box office release, but also recognizes that the company can break even if a property is release on video or DVD. However, if in the case that a film property released in the theatres does well at the box office, the profitability of the film could be outstanding.

While film production is always a risk with minimal guarantees, producers can do a lot to boost the potential that a film will secure theatrical release and be successful. The most important thing a producer can do is to find and develop great content. This not only takes experience in the industry, but time and focus on the producers parts to ensure each property is of top quality before it is produced. Besides the Company's management team bringing years of award winning experience to the table, the development philosophy of the company will be to find and develop less than 12 projects at a time, thus ensuring each project will receive the necessary focus to become a great property.

The Company's content will be focused on going after mass-audiences by producing only commercially viable content.
In particular, most of our content will be focused on males, 14-25 years of age. The Company will look to produce comedies, action/adventure, and fresh, hip drama's dealing with both fantasy and real life. The company also recognizes the great opportunity to merge pop music and music stars with these particular genres, especially targeted at these markets.

To keep the expenses of our properties down, the company will often seek to use 'rising talent', or exploit other forms of celebrity status, rather than sign only mega-stars to our pictures. Major talent often times command major contracts, thus increasing the risk that a property can become profitable.

To date The Company's current business activities have consisted primarily of developing properties, and developing financing and distribution channels.


DESCRIPTION OF PROPERTY

The Company owns only intellectual property and it's assets are based on the value of that property. The value of these properties are based on script acquisition memos, average script price based on past sales history, and previous resources that have been spent on developed projects.

The company's executive offices are located in Beverly Hills, CA. The company believes the office space will be sufficient for the near future and has plans to move into a larger space when and if operational financing is secured. However, it is the goal of the management team to keep overhead costs low and reasonable, thus additional office space and other expenditures will be acquired only when needed.


MANAGEMENT

Names                   Title or Position                   Ages

Christopher Eberts      President/CEO and Director          36
Jonathan Cooper         Secretary/EXECVP and Director       25
Michael Abbott          Treasurer/EXECVP and Director       31




RESUME

CHRISTOPHER EBERTS, Chief Executive Officer, President and Director. Christopher Eberts is currently president of PNR Films. Mr. Eberts has produced a number of major theatrical films including
'The Watcher' which was number 1 at the box office worldwide for 3 weeks. Other films that Mr. Eberts has produced include: 'Chasing Holden', 'Half Past Dead' with Steven Segal, 'Illusion', 'A Day in the Life of America', and is currently working on 'The Big White'. Prior to making these films, Christopher was a Vice President for Production for Twentieth Century Fox. Mr. Eberts began his career with Central Capital Corporation and, based in Montreal and New York, as an Associate in the Merchant Banking division.


JONATHAN COOPER, Secretary, Executive VP and Director.
Mr. Cooper is currently with PNR Entertainment, and consults for DataTrust (digital rights management technology), Metatron (laser projector), and Eneftech (energy generation solutions). Cooper was with the Global Corporate Strategy and Development Team for Level 3 Communications, Inc. For Level 3 Communications, Inc., his responsibilities included strategic support for M&A deals, market intelligence, and design of a market strategy for both the infrastructure (collocation and power) and session technology products (VoIP, Managed Modem, interactive gaming and presence), and creation and implementation of Level 3's channel strategy for the media and entertainment industry. Mr. Cooper was also a process consultant with Andersen Consulting (Accenture). At Andersen Consulting, he designed, built, and implemented Health Care applications for both PPO and HMO solutions.

MICHAEL ABBOTT, Treasurer, Executive VP and Director.
Mr. Abbott is currently the VP of Development for PNR Films. Before PNR, Abbott worked as a financial analyst at Savoy Pictures, a mid-size motion-picture production and distribution company in Los Angeles, calculating the P&A budgets for such feature films as 'Circle of Friends,' 'The Show,' and 'Tales from the Hood.' Michael also worked for No Prisoner Productions where he spearheaded the development of 'The Fireflies', a $35M actioner for MGM and 'Mai: The Psychic Girl', a $30M feature for Sony. Mr. Abbott is the Co-Producer for the $55M motion picture 'Battlestar Gallactica.' Michael Abbott was the recipient of the 'Best Producer' Moxie! Award at the 2000 Santa Monica Film Festival for the documentary which he produced on rave culture, 'Synergy:
Visions of Vibe' (www.synergythemovie.com).

R. MICHAEL MENDIETA, Chief Financial Officer.
R. Michael Mendieta was the Director of Finance / Accounting, International Television Distribution for Sony Pictures Entertainment. Some of Mendieta's primary responsibilities were overseeing the annual budget, quarterly forecasts, and four-year plans for Sony Pictures Entertainment international revenues. He analyzes the financial impact of new agreements and business opportunities, oversees quarterly marketing reports for international marketing and oversees financial reporting for thirteen territories. Prior to working at Sony, Mr. Mendieta was the Director of Home Video & Television Reporting, International / Domestic for DreamWorks S.K.G. He prepared monthly internal and external financials in accordance with FAS 53, interfaced between operations, production, and corporate finance / accounting regarding contract administration and home video and television matters. Prior to DreamWorks S.K.G., Mr. Mendieta was Manager of Financial Reporting for A&M Records.

R. Michael Mendieta graduated from Bowling Green State University with a Bachelors of Science degree in Business Administration majoring in Accounting with a minor in Computer Science. He graduated from the University of Southern California with a MBA in Entertainment Finance.


HENRY N. EHRLICH, Consultant, Marketing/Promotions.
Mr. Ehrlich formerly served for over 20 years as Paramount Studios' Senior Publicist, and has been serving as Executive Consultant for Paramount Studios' Motion Pictures Division for the past 16 years. Prior to that, Mr. Ehrlich was the formal President of The Publicist Guild of America and currently lectures for the University of Southern California and the University of California, Los Angeles.


MANAGEMENT RESPONSIBILITIES

As CEO, Christopher Eberts will be focused on solidifying key distribution relationships, raising capital, along with acting as an on-site producer for most projects. Mr. Eberts, through his numerous contacts he has developed over the years, including studious, film funds, producers, and talent, along with his experience in the industry, will be able lead properties through development, production, and distribution.

As Executive VP of Business Affairs, Jonathan Cooper primary duties will include raising capital, creating strategic relationships and co-production partnerships in the industry, business planning, and marketing. Cooper's diverse business and entertainment background will prove useful for reducing the risk associated with developing unproven content, while ensuring the corporation is positioned to maximize potential profitability. Cooper will also assist with the development and production of our films.

As Executive VP for Development and Production, Michael Abbott will be in charge of finding and developing appropriate content for Move Films. Development includes finding great scripts, polishing scripts through re-writes, packaging scripts for talent, financing, and distribution deals, and green-lighting the projects. Mr. Abbott will also be an on-site producer for our films.


EXECUTIVE COMPENSATION

Once funding is secured, the Company will enter into employment agreements with each of Eberts, Cooper, and Abbott. Their respective Employment agreements, Eberts, Cooper, and Abbott will receive an annual salary of at least the following (increasing for inflation according to the terms of their agreements):

Executive                                    Annual base salary
---------------------------------------------------------------
Christopher Eberts, CEO                            $100,000

Jonathan Cooper, VP of Business Affairs            $100,000

Michael Abbott, VP of Development & Production     $100,000

An annual bonus based upon the Company's achievement of operating targets as Established each year by the three executives acting together, and in good faith as the board of directors. This bonus is based on a sliding scale, which is based on a percent of the targeted earnings before interest, taxes, depreciation, and non-film amortization, which is referred to as EBITDA, in accordance with the terms of their respective employment agreements.


RISK FACTORS

LIMITED OPERATING HISTORY

The Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. Its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, it must, among other things, respond to competitive developments. There can be no assurance that the Company will be successful in addressing such risks.

UNCERTAINTY OF FUTURE CAPITAL REQUIREMENTS

The Company presently has extremely limited operating capital. It will require substantial additional funding in order to realize
Its goals of commencing nationwide marketing of its products and services. Depending upon the growth of its business operations, and the acceptance of its products and services, the Company will need to raise substantial additional funds through equity or debt financing, which may be very difficult for such a speculative enterprise. There can be no assurance that such additional funding will be made available to the Company, or if made available, that the terms thereof will be satisfactory to the Company. Furthermore, any equity funding will cause a substantial decrease in the proportional ownership interests of existing stockholders.

GOVERNMENT REGULATION

The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally.

LIMITED MARKET FOR COMMON STOCK

Any market price that may develop for shares of common stock of the Company is likely to be very volatile, and factors such as success or lack thereof in developing and marketing the Company's products and services, competition, governmental regulation and fluctuations in operating results may all have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock in any market that may develop.

DILUTION

Dilution usually results from the substantially lower prices paid by insiders for their securities in a company when compared with the price being paid by other investors.

FUTURE SALES OF COMMON STOCK

There is presently no market for the shares of common stock of the Registrant. See the Risk Factor "Limited Market for Common Stock; Limited Market for Shares," above. Future sales of securities pursuant to Rule 144 of the Securities and Exchange Commission may have an adverse impact on any market which may develop in the Registrant's securities. Presently, Rule 144 requires a one year holding period prior to public sale of "restricted securities" in accordance with this Rule; the Directors could each sell (i) an amount equal to 1% of the total outstanding securities of the Registrant in any three month period or (ii) the average weekly reported volume of trading in such securities on all national securities and exchanges or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice under Rule
144 (this computation is not available to OTC Bulletin Board companies), with the one year holding period to have commenced on December 31, 2001.

VOTING CONTROL

By virtue of their collective ownership of approximately 72% of the Registrant's outstanding voting securities, the current Directors have the ability to elect all of the Registrant's directors, who in turn elect all executive officers, without regard to the votes of other stockholders. Collectively, these persons may be deemed to have absolute control over the management and affairs of the Registrant.

DEPENDENCE ON KEY PERSONAL

The Registrant's performance is substantially dependent on the performance of its executive officers and key employees. Given the Registrant's early stage of development, the Registrant is dependent on its ability to retain and motivate high quality personnel, especially its current management. The Registrant does not have a "key person" life insurance policy on any of its employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, operating results or financial condition of the Registrant.

DIVIDENDS

The Registrant does not anticipate paying dividends on its common stock in the foreseeable future. Future dividends, if any, will depend upon the Registrant's earnings, if any, and subscribers who anticipate the need of cash dividends from their investment should refrain from the purchase of the Shares being offered hereby.

PENNY STOCK

The Registrant's securities may be deemed to be a "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission; This designation may have an adverse effect on the development of any public market for the Registrant's shares of common stock or, if such a market develops, its continuation, as broker-dealers are required to personally determine whether an investment in the securities is suitable for customers prior to any solicitation of any offer to purchase these securities.

Penny stocks are securities (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange;
(iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i)above);
or (iv) of an issuer with net tangible  assets less than $2,000,000
(if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

Further, Rule 15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii)above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for purchasers of the Registrant's common stock to resell their shares to third parties or to otherwise dispose of them.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

The Bylaws of the Registrant provide for indemnification to the fullest extent allowed under the Texas Business Corporations Act. Generally, under this Act, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than action by or any right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful. It is the position of the Securities and Exchange Commission that indemnification against liabilities for violations of the federal securities laws, rules and regulations is against public policy.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

        Not applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.


ITEM 5.  OTHER EVENTS

        See Item 1.

On December 31, 2001, the Board of Directors of the Company approved the formation of a special committee (the Committee) to implement, oversee and manage the 2002 Stock Incentive Plan (the Plan) and Stock Grant Agreements. The following persons were nominated by the Board of Directors of the company as the Directors of the Committee, to serve until the next annual meeting of the Board and until their successors are elected and qualify, or until their earlier resignation or termination: Christopher Eberts, Jonathan Cooper, and Michael Abbott.

In addition the Board of Directors of the Company also approved the execution and the filing of SEC form S-8 in order to register all shares of common stock granted under the 2002 Stock Incentive Plan incorporated by reference in this document as exhibit 3.3.

The Registrant had received UNANIMOUS WRITTEN CONSENT from its shareholders to change the company name to "MOVE FILMS, INC."


ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Jennifer Baker and Simon Gaunt resigned as officers and directors of the Registrant effective upon completion of the Acquisition.


ITEM 7.  FINANCIAL STATEMENTS

  (a) Financial Statements of Business Acquired.

Motion Entertainment Group
BALANCE SHEETS
From the period of inception (December 25, 2001)
to December 31, 2001
(Unaudited)


ASSETS
Cash                                                          $    -
Accounts receivable                                                -
Fixed Assets
    Tangible Assets                                                -
    Intangible Assets (Scripts and Projects)                   $7,800,000
Other                                                              -
                                                               ------------
    TOTAL ASSETS                                               $7,800,000
                                                               ============

LIABILITIES AND OWNER'S EQUITY
     LIABILITIES:
Accounts payable                                               $   -
Other                                                              -
                                                               ------------
     TOTAL LIABILITIES                                         $   -
                                                               ============

     Owner's equity

Paid in capital                                                $7,800,000
Accumulated deficit                                                 -
                                                               -----------
      NET OWNER'S EQUITY                                        7,800,000
                                                               -----------
TOTAL LIABILITIES AND OWNER'S EQUITY                           $7,800,000
                                                               ============

See accompanying notes.




Motion Entertainment Group
STATEMENT OF OPERATIONS
From the period of inception (December 25, 2001)
to December 31, 2001
(Unaudited)

REVENUE
     General Revenue                                         $   -
                                                             -------
     Total Revenues                                              -

     General Cost of Sales                                       -
                                                             -------
GROSS MARGIN                                                     -

Operating expenses
     Organizational Expense                                      -
     Professional Fees                                           -
                                                             -------
Total operating expenses                                         -

OPERATING INCOME                                                 -

Depreciation                                                     -
Interest income                                                  -
                                                             -------
NET INCOME                                                   $   -
                                                             =======

Earnings per share                                               -
                                                             =======
Weighted average shares outstanding                              -
                                                             =======

See accompanying notes.


NOTE 1.  BUSINESS ACTIVITY

The Company's was created to initially establish to be engaged in the business of development, production, and distribution of full length feature film properties.

USE OF ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.


NOTE 2.  GOING CONCERN AND MANAGEMENT'S PLANS

The ability of the company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company anticipates meeting its cash requirements through the financial support of its partners until such time as it finds a merger partner. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.



(b) Pro Forma Financial Information.


                          MOVE FILMS, INC
                    (A DEVELOPMENT STAGE COMPANY)
                        FINANCIAL STATEMENTS
                        AS OF December 31, 2001

MOVE FILMS, INC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
December 31, 2001

ASSETS

CASH                                                         $     -
Fixed Assets
      Tangible Assets                                              -
      Intangible Assets (Scripts and Projects)                7,800,000
Other                                                              -

     TOTAL ASSETS                                            $7,800,000
                                                             ===========



LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES                                                  $   -
                                                             ---------
      TOTAL LIABILITIES                                          -
                                                             ---------
COMMITMENTS AND CONTINGENCIES (NOTE 4)

STOCKHOLDER'S EQUITY

   Preferred Stock, $.0001 par value, 20,000,000 shares
      authorized; none outstanding                           $     -
   Common Stock, $.0001 par value, 100,000,000 shares
      authorized; 21,817,500 shares issued and outstanding        2,182
   Additional paid-in capital                                 7,801,571
   Stock subscription receivable                                 (1,000)
   Deficit accumulated during the development stage              (3,753)
                                                              ---------
      TOTAL STOCKHOLDER'S EQUITY                             $7,799,000
                                                              ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                   $7,799,000
                                                              =========

See accompanying notes.



MOVE FILMS, INC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE
For the period from inception (April 2, 2001) to December 31, 2001

EXPENSES
    Organizational expenses                                  $   300
    Professional fees                                          3,453
                                                             ---------
NET LOSS BEFORE INCOME TAX                                   $(3,753)

INCOME TAXES                                                     -
                                                             ---------
NET LOSS AND ACCUMULATED DEFICIT DURING THE
 DEVELOPMENT STAGE                                           $(3,753)
                                                             =========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
(BASIC AND DILUTED)                                         21,817,500
                                                             =========
NET LOSS PER SHARE (BASIC AND DILUTED)                       $ (0.00)
                                                             =========

See accompanying notes.




MOVE FILMS, INC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
For the period from inception (April 2, 2001) to December 31,2001

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                  $(3,753)
                                                              ---------
        NET CASH USED BY OPERATING ACTIVITES                   (3,753)
                                                              ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Capital Contributed                                        2,753
    Stock Subscription Receivable                              2,000
                                                              ---------
       NET CASH PROVIDED BY FINANCING ACTIVITIES               4,753
                                                              ---------
NET INCREASE IN CASH AND EQUIVALENTS FOR THE PERIOD
    AND CUMULATIVE DURING THE DEVELOPMENT STAGE                1,000

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                   -
                                                              ---------
CASH AND CASH EQUIVALENTS - END OF PERIOD                     $1,000
                                                              =========
SUPPLEMENTAL DISCLOSURES
    Interest paid                                             $   -
    Income taxes paid                                         $   -

                                                              ---------

See accompanying notes.




MOVE FILMS, INC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER'S EQUITY

                                                                            Accumulated
                                                                              Deficit
                            Common Stock        Additional       Stock      During the      Total
                       -----------------------   Paid-In      Subscription  Development  Stockholder's
Description             Shares         Amount    Capital       Receivable      Stage        Equity
----------------------------------------------------------------------------------------------------
Common stock issued
 for cash               5,000,000        $ 500    $    500     $(2,000)       -             (1,000)

Contributed capital       -                -     7,801,071       1,000        -          7,802,071

Common stock issued
 for assets            15,000,000        1,500        -           -           -              1,500

Common stock issued
 pursuant to 2001
 stock incentive plan   1,817,500          182          -         -           -                182


Net loss and cumulative
 loss during the
 development stage        -                 -           -                    (3,753)        (3,753)
-----------------------------------------------------------------------------------------------------
BALANCE,
 December 31, 2001     21,817,500       $2,182     $7,801,571  $ (1,000)     $(3,753)    $7,799,000
=====================================================================================================

See accompanying notes.



NOTE 1.  ORGANIZATION AND MERGER

        MOVE FILMS, INC ("MOVE" or the "Company") (fka "ILN Pelham Corporation")(fka "Expresso Express, Inc") was incorporated in the State of Texas on April 2, 2001 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business.

        The Company entered into a business combination and acquired all of the assets and liabilities of The Expresso Express, on October 2, 2001, pursuant to an agreement and Plan of Reorganization.

        The Expresso Express was a Sole Proprietorship formed on September 14, 2001, created to engage in the drive-thru espresso business. Subsequent to the Agreement and Plan of reorganization, the name ILN Pelham Corporation was changed to Expresso Express, Inc. The Agreement and Plan of Reorganization set forth that Pelham would issue 20,000,000 shares to the owner of The Expresso Express. At the time of said issuance, the Company had 5,000,000 shares outstanding. Immediately after this issuance, the owner of The Expresso Express, owned 20,000,000 of the total outstanding of 25,000,000 shares, or 80 %.

        Pursuant to an Agreement and Plan of Reorganization dated December 31, 2001, the Company had acquired all the assets of Motion Entertainment Group ("Motion"), a California Partnership, and commenced the business operations formally conducted by Motion. The Company had subsequently changed its name from 'Expresso Express, Inc' to 'Move Films, Inc' and discontinued all of its business activities in the drive-thru espresso business.

        Motion Entertainment Group was a California General Partnership formed on December 25, 2001, created to engage in the business of development, production, and distribution of full length feature film properties. Subsequent to the Agreement and Plan of reorganization, the name Expresso Express, Inc was changed to MOVE FILMS, INC. The Agreement and Plan of Reorganization set forth that the Company would issue 15,000,000 shares to the general partners of Motion Entertainment Group and for 20,000,000 shares [held by the Jennifer Baker and Simon Gaunt (the formal directors of the company)]to be returned to the Company for cancellation. Immediately after this issuance, the general partners of Motion Entertainment owned 15,525,000 of the total outstanding of 21,612,500 shares, or 72 %.

NOTE 2. USE OF ESTIMATES

        The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        NET LOSS PER COMMON SHARE

        Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period.
        Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

        CASH AND CASH EQUIVALENTS

        The company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

NOTE 3.  RELATED PARTY TRANSACTIONS

        The Company issued 5,000,000 shares of common stock to ILN Industries, LLC for a total value of $1,000 on April 2, 2001 pursuant to Section 4(2) of the Securities Act.

        On October 2, 2001, ILN Industries, LLC had returned the
        5,000,000 shares to the Company for cancellation.

        The Company issued 5,000,000 shares of common stock to ILN Industries, LLC for a total value of $1,000 on October 2, 2001. pursuant to Section 4(2) of the Securities Act.


NOTE 4.  INCOME TAXES

        At December 31, 2001, the Company had a net operating loss of approximately $3,753. This loss may be used offset federal income taxes in future periods. However, if subsequently there are ownership changes in the Company, as defined in
        Section 382 of the Internal Revenue Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carryforwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code. The utilization of the remaining carryforwards is dependent on the Company's ability to generate sufficient taxable income during the carryforward periods and no further significant changes in ownership.


        The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No. 109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years. A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized.

NOTE 5.  GOING CONCERN AND MANAGEMENT'S PLANS

        As shown in the accompanying financial statements, the Company incurred a net loss of $3,753 for the period from inception (April 2, 2001) to December 31, 2001. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company anticipates meeting its cash requirements through the financial support of its shareholders until such time as it finds a merger partner. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 6.  STOCKHOLDER'S EQUITY

        SALE OF SHARES

        In April 2001, the Company issued 5,000,000 shares of common stock for a total of $1,000.  A stock subscription receivable was recorded in connection with this transaction. In October, another 5,000,000 shares of common stock were issued for a total of $1,000.  A stock subcription receivable was recorded in
        connection with this transaction.    In October, 20,000,000 shares
        were issued for acquisition. The 20,000,000 shares were returned to the Company and was cancelled out in December, and an additional 15,000,000 shares were issued for a second acquisition. As of December 31, 2001, another 1,817,500 shares were issued in accordance with the 2001 Stock Incentive Plan.

        CAPITAL CONTRIBUTED

        ILN Industries, LLC, a beneficial shareholder of the Company contributed $2,753 to pay for the Company's organizational expenses, audit, and operating fees.

        PREFERRED STOCK

        The Board of Directors is authorized to establish the rights and preferences of preferred stock. To date, the Board of Directors has not established those rights and preferences.


ITEM 8.  CHANGE IN FISCAL YEAR

      Not Applicable




EXHIBITS

2.1. Agreement and Plan of Reorganization between Motion and the Registrant

3.1.   Articles of Amendment

3.2.   Minutes of Special Meeting, 12-31-01

3.3.   Minutes of Special Meeting, 12-31-01



SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.




                                      MOVE FILMS, INC.


  March 14, 2002                      By /s/ Christopher Eberts
                                     --------------------------------
                                      Christopher Eberts, President



Exhibit 2.1

     Date: December 31, 2001


     AGREEMENT AND PLAN OF REORGANIZATION among Expresso Express,
Inc, a Texas Corporation ("Expresso" or "Registrant")(formally "ILN Pelham Corporation") and Motion Entertainment Group, a California
Partnership ("Motion").

     WHEREAS, the Board of Directors, the beneficial owners of Expresso, and the general partners of Motion have adopted resolutions pursuant to which Expresso shall acquire and Motion shall exchange the assets and liabilities described in Exhibit B hereof (hereinafter, respectively, the "Assets" or the "Liabilities"), which is incorporated herein by reference;

     WHEREAS, the sole consideration for the Assets shall be the issuance of 15,000,000 shares of "unregistered" and "restricted"
$0.0001 par value common stock of Expresso, and the assumption of the Liabilities;

     WHEREAS, Jennifer Baker will transfer 15,000,000 shares of $0.0001 par value common stock and Simon Gaunt will transfer
5,000,000 shares of $0.0001 par value common stock of Expresso to the Registrant for cancellation.

     WHEREAS, all common stock issued regarding this plan be deemed validly issued, fully paid and non-assessable; and

     WHEREAS, Motion shall acquire in exchange such shares of the Company in a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, Expresso and the general partners of Motion shall adopt this plan of reorganization and agree as follows:

       1.  PURCHASE AND SALE OF ASSETS

     1.1. PURCHASE AND SALE. Expresso hereby agrees to acquire and Motion hereby agrees to exchange the Assets and Liabilities owned by Motion as of December 31, 2001.

     1.2. CONSIDERATION FOR THE ASSETS. The consideration paid for the Assets shall consist solely of 15,000,000 "unregistered" and "restricted" shares of $0.0001 par value common stock of Expresso to be issued in exchange therefore, and the assumption of the Liabilities.

     1.3. DELIVERY OF SHARES. Upon the execution and delivery by Motion of an assignment or assignments and other instruments required or necessary to transfer the Assets to Expresso, the Expresso shareholder shall deliver one stock certificate to each of the Motion Stockholders in the amount set opposite their respective names as listed on Exhibit A hereto representing 15,000,000 "restricted" and "unregistered" shares of common stock of Expresso in the aggregate.

     1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, Motion shall execute such additional instruments and take such other action as Expresso may request in order to exchange and transfer clear title and ownership in the Assets to Expresso.

     1.5.  RESIGNATION OF PRESENT DIRECTORS AND EXECUTIVE OFFICERS
AND DESIGNATION OF NEW DIRECTORS AND EXECUTIVE OFFICERS.  On
Closing, Jennifer Baker and Simon Gaunt shall resign as director and officers of Expresso and designate the directors and executive officers nominated by Motion to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Expresso, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Christopher Eberts, President and Director; Jonathan Cooper, Secretary and Director; and Michael Abbott, Treasurer and Director.

     1.6. CHANGE OF NAME. Subsequent to the Closing of this Agreement, the Expresso shall adopt such resolutions as necessary for the purpose of amending the Expresso's Articles of Incorporation to change the name of the Company to "Move Films, Inc," or any name similar if unavailable in the State of Texas. All the signatures in this plan constitutes a written consent for the name change.

     1.7. CLOSING. The Plan will be deemed to be closed on receipt of all the signatures from the Motion partners collectively holding 100% ownership of Motion.

     2.0.  CLOSING.

     2.1. PLACE. The Closing contemplated herein shall be held at the offices of Motion Entertainment Group, 13325 Mulholland Drive, Beverly Hills, CA 90210, unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

     2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

     3.0  REPRESENTATIONS AND WARRANTIES OF EXPRESSO

     Expresso represents and warrants as follows:

     3.1. CORPORATE ORGANIZATION AND GOOD STANDING. Expresso is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     3.2. REPORTING COMPANY STATUS. Expresso has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to
Section 12(g) thereunder.

     3.3. REPORTING COMPANY FILINGS. Expresso has timely filed and is current on all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934.

     3.4. CAPITALIZATION. Expresso's authorized capital stock consists of 100,000,000 shares of Common Stock, $.0001 par value, of which 26,612,500 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock of which no shares are designated or issued.

     3.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued and non-assessable.

     3.6. CORPORATE AUTHORITY. Expresso has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

     3.7. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Expresso's board of directors.

     3.8. SUBSIDIARIES. Except as set out by attached schedule, Expresso has no subsidiaries.

     3.9. FINANCIAL STATEMENTS. Expresso's financial statements dated October 31, 2001(the "Expresso Financial Statements"), fairly present the financial condition of Expresso as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

     3.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Expresso Financial Statements, Expresso did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

     3.11. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no significant material adverse change in the business, properties, or financial condition of Expresso since the date of the Expresso Financial Statements.

     3.12. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Expresso, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Expresso or against any of its officers.

     3.13. CONTRACTS. Except as set out by attached schedule, Expresso is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part after the date of this agreement.

     3.14. TITLE. Except as set out by attached schedule, Expresso has good and marketable title to all the real property and good and valid title to all other property included in the Expresso Financial Statements. Except as set out in the balance sheet thereof, the properties of Expresso are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Expresso.

     3.15. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Expresso for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Expresso Financial Statements are adequate to cover any such taxes that may be assessed against Expresso in respect of its business and its operations during the periods covered by the Expresso Financial Statements and all prior periods.

     3.16. NO VIOLATION. Consummation of the Acquisition will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Expresso is subject or by which Expresso is bound.

     4.0.  NOT APPLICABLE

     5.0.  REPRESENTATIONS AND WARRANTIES OF MOTION

     Motion represents and warrants as followed:

     5.1. OWNERSHIP. Motion owns the Assets, free and clear of any liens or encumbrances of any type or nature whatsoever, except the Liabilities, and Motion has full right, power and authority to convey these Assets without qualification.

     5.2.  CONDITION OF THE ASSETS.  At the time of Closing, the
Assets shall be in good and marketable condition, suitable for the uses for which they were intended and, reasonable wear and tear excepted, shall be free of any material defect.

     5.3. GOOD STANDING. Motion is a partnership duly organized, validly existing, and in good standing under the laws of the State of California and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     5.4. CORPORATE AUTHORITY. Motion has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

     5.5. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by the general partners of Motion.

     5.6. SUBSIDIARIES. Except as set out by attached schedule, Motion has no subsidiaries.

     5.7. FINANCIAL STATEMENTS. Motion's financial statements dated as of December 31, 2001, copies of which will have been delivered by Motion to Expresso, (the "Motion Financial Statements"), fairly present the financial condition of Motion as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

     5.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Motion Financial Statements, Motion did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

     5.9. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Motion since the date of the Motion Financial Statements.

     5.10. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Motion, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Motion or against any of its officers.

     5.11. CONTRACTS. Except as set out by attached schedule, Motion is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

     5.12. TITLE. Except as set out by attached schedule, Motion has good and marketable title to all the real property and good and valid title to all other property included in the Motion Financial Statements. Except as set out in the balance sheet thereof, the properties of Motion are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Motion.

     5.13. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Motion for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Motion Financial Statements are adequate to cover any such taxes that may be assessed against Motion in respect of its business and its operations during the periods covered by the Motion Financial Statements and all prior periods

     5.14. NO VIOLATION. Consummation of the Acquisition will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Motion is subject or by which Motion is bound.

     6.0.  CONDITIONS PRECEDENT TO OBLIGATIONS OF MOTION

     All obligations of Motion under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

     6.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Expresso contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

     6.2. DUE PERFORMANCE. Expresso shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

     6.3. OFFICERS' CERTIFICATE. Motion shall have been furnished with a certificate signed by the President of Expresso, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Expresso contained herein are true and correct; and (2) that since the date of the financial statements (Exhibits C), there has been no material adverse change in the financial condition, business or properties of Expresso, taken as a whole.

     6.4. ASSETS AND LIABILITIES OF EXPRESSO. Unless otherwise agreed, Expresso shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

     6.5. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS AND DESIGNATION OF NEW DIRECTORS AND EXECUTIVE OFFICERS. The present directors and executive officers of Expresso shall resign, and shall have designated nominees of Motion as outlined in Section
1.5 hereof as directors and executive officers of Expresso to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Expresso, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

     7.0.  CONDITIONS PRECEDENT TO OBLIGATIONS OF EXPRESSO

     All obligations of Expresso under this Plan are subject, at Expresso's option, to the fulfillment, before or at the Closing, of each of the following conditions:

     7.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Motion contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

     7.2. DUE PERFORMANCE. Motion shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

     7.3. OFFICERS' CERTIFICATE. Expresso shall have been furnished with a certificate signed by the general partners of Motion, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Motion are true and correct; and (2) that since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of Motion, taken as a whole.

     7.4. BOOKS AND RECORDS. Motion shall have caused Motion to make available all books and records of Motion; provided, however, only to the extent requested in writing by Expresso at Closing.

     8.0.  TERMINATION

     8.1. TERMINATING THE PLAN. Prior to Closing, this Plan may be terminated (1) by mutual consent in writing;(2) by either the sole director of Expresso or the general partners of Motion if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the sole director of Expresso or general partners of Motion if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

     9.0.  ARBITRATION

     9.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Texas.

     9.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Texas. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

     9.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Texas, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

     9.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

     9.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

     9.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

     9.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

     9.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

     9.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

     9.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

     10.0.  GENERAL PROVISIONS.

     10.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

     10.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     10.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

     10.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Motion, to:

Motion Entertainment Group
13325 Mulholland Drive
Beverly Hills, CA 90210

If to Expresso, to:

Expresso Express, Inc
92 Corporate Park
Ste. C #273
Irvine, CA 92606-510

     10.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

     10.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     10.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     10.8. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

     10.9. NO REVERSE SPLIT. All stockholders of Expresso, including those to receive shares pursuant to Section 1.3 hereof, shall be protected against any reverse split that occurs in the reorganized company for a period of two years following Closing, and in the event of any such reverse split, such stockholders shall be entitled to have the reorganized company issue them additional shares to increase their respective stock holdings as though such reverse split had never been effected.

     10.10. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.



EXPRESSO EXPRESS, INC


Date: 12-31-01                /s/ Jennifer Baker
                              Jennifer Baker, President & Director


Date: 12-31-01               /s/ Simon Gaunt
                             Simon Gaunt, Director



SHAREHOLDER OF EXPRESSO EXPRESS, INC.


Date: 12-31-01               /s/ Henry Jan
                             Henry L. Jan, Executive Director
                             ILN Industries, LLC



MOTION ENTERTAINMENT GROUP


Date: 12-31-01              /s/ Christopher Eberts
                            Christopher Eberts, General Partner



Date: 12-31-01              /s/ Jonathan Cooper
                            Jonathan Cooper, General Partner



Date: 12-31-01            /s/ Michael Abbott
                          Michael Abbott, General Partner





                              EXHIBIT A


                      Motion Entertainment Group
                        13325 Mulholland Drive
                       Beverly Hills, CA 90210


Name and Address                     Ownership of              Number of Common
                              Motion Entertainment Group   Shares of Expresso to be
                                                             Received in Exchange

Christopher Eberts                      33.34%                    5,000,000
13325 Mulholland Drive
Beverly Hills, CA 90210

Jonathan Cooper                         33.33%                    5,000,000
1041 N. Formosa Ave
Santa Monica Easst Building, Ste 210
West Hollywood, CA 90046

Michael Abbott                          33.33%                    5,000,000
2137 Mayview Drive
Los Angeles, CA 90027


                              EXHIBIT B


                     Motion Entertainment Group
                       13325 Mulholland Drive
                       Beverly Hills, CA 90210



                          ASSETS OF MOTION


                       As of December 31, 2001


Scripts Owned:

  Mustang Sally                       $1,250,000
  In Harms Way                        $1,000,000
  Happy Endings                         $750,000
  String Along                          $750,000
  A Life Apart                          $500,000

  Total Value                         $4,250,000
                                      ----------

Developed Projects with Options:

  Wicked Kingdom                       $450,000
  Last Night                           $400,000
  Abattoir                             $250,000
  Armada                               $250,000
  Ballad of the Rivers                 $300,000
  Under The Mat                        $150,000
  Crimson Sails                        $200,000
  The President                        $400,000
  The Four Tablets                     $150,000
  The Monkeys Paw                      $450,000
  Circus                               $350,000
  Night Witches                        $200,000

  Total Value                        $3,550,000
                                     ----------

    Total Asset Value                $7,800,000
                                     ==========


                             EXHIBIT C



EXPRESSO EXPRESS, INC
(formally ILN PELHAM CORPORATION)

BALANCE SHEET
October 31, 2001
(unaudited)


ASSETS

Cash                                                        $    -
Fixed Assets
     Tangible Assets                                             -
     Intangible Assets (drink recipes, business plan,
       employee handbook, internet domain)                    5,050
Other                                                           300
                                                            ---------
     TOTAL ASSETS                                           $ 5,350
                                                            =========



LIABILITIES AND STOCKHOLDER'S EQUITY

     LIABILITIES
Accounts payable                                             $    -
Accrued liabilities                                              300
Other                                                             -
                                                             ---------
     TOTAL LIABILITIES                                       $   300
                                                             ---------

     STOCKHOLDER'S EQUITY

   Preferred Stock, $.0001 par value, 20,000,000 shares
      authorized; none outstanding                           $    -
   Common Stock, $.0001 par value, 100,000,000 shares
      authorized; 26,412,500 shares issued and outstanding     2,641
   Additional paid-in capital                                  4,918
   Stock subscription receivable                                   0
   Deficit accumulated                                        (2,809)
                                                             ---------
      NET STOCKHOLDERS' EQUITY                                 4,750
                                                             ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 5,050
                                                             =========

See accompanying notes.


EXPRESSO EXPRESS, INC
(formally ILN PELHAM CORPORATION)

PRO FORMA STATEMENT OF OPERATIONS
October 31, 2001
(unaudited)


                            For the four               April 2, 2001
                            Months Ending                (inception)
                           October 31, 2001         to October 31, 2001

REVENUE
   General Revenue            $    -                     $    -
                              -----------                -----------
   Total Revenues                  -                          -


   General Cost of Sales           -                          -
                              -----------                -----------

GROSS MARGIN                       -                          -

OPERATING EXPENSES
   Organization Expense           271                        571
   Professional Fees            1,300                      2,238
                              -----------                -----------
Total Operating Expenses        1,571                      2,809

OPERATING INCOME               (1,571)                    (2,809)

Depreciation                       -                          -
Interest income                    -                          -
                              -----------                -----------
NET INCOME                    $(1,571)                   $(2,809)
                              ===========                ===========

Earnings per share            $    -                          -
                              ===========                ===========
Weighted average shares
  outstanding                 5,000,000                  15,706,250
                              ===========                ===========

See accompanying notes.




EXPRESSO EXPRESS, INC
(formally ILN PELHAM CORPORATION)

STATEMENT OF CASH FLOWS
October 31, 2001
(unaudited)

                            For the four               April 2, 2001
                            Months Ending                (inception)
                           October 31, 2001         to October 31, 2001

CASH FLOWS FROM OPERATING
   ACTIVITIES

   Net Loss                  $ (1,571)                   $(2,809)

   Adjustments to
   reconcile net loss to
   net cash used in
   operating activities:

    Amortization and
      depreciation                 -                          -

    Changes in Operating
      assets and liabilities:

       Accounts receivable         -                          -
       Accounts payable &
        accrued liabilities       300                        300
       Inventory                   -                          -
       Other                     (300)                      (300)
                              -----------                -----------
    Net Cash used in
     operating activities      (1,571)                    (2,809)


CASH FLOWS FROM INVESTING
     ACTIVIES:                     -                          -
                              -----------                -----------
    Net cas used in
     operating activities          -                          -

CASH FLOWS FROM FINANCING
     ACTIVITIES:

       Contributed Capital        571                      1,809
       Stock subscription
         receivable             1,000                      1,000
                              -----------                -----------
    Net cash provided by
     financing activities       1,571                      2,809

Net increases in cash and
  cash equivalents                 -                          -
Cash and cash equivalents -
  beginning of period              -                          -
                              -----------                -----------
CASH AND CASH EQUIVALENTS -
  END OF PERIOD                    -                          -
                              ===========                ===========


See accompanying notes.


EXPRESSO EXPRESS, INC
(formally ILN PELHAM CORPORATION)

STATEMENT OF STOCKHOLDERS' EQUITY
(unaudited)

                                                                      Accumulated
                                                                        Deficit
                           Common Stock      Additional    Stock      During the     Total
                       --------------------   Paid-In   Subscription  Development Stockholder's
Description             Shares      Amount    Capital    Receivable      Stage       Equity
-----------------------------------------------------------------------------------------------
Common stock issued
 for cash               5,000,000   $ 500     $   500    $(1,000)       -            -

Contributed capital       -           -         1,238       -           -           1,238

Net loss and cumulative
 loss during the
 development stage        -           -          -          -         (1,238)      (1,238)
-----------------------------------------------------------------------------------------------
BALANCE, (Audited)
 April 30, 2001         5,000,000   $ 500     $ 1,738    $(1,000)    $(1,238)      $  -
===============================================================================================


Common stock issued
 for cash                 -           -            -        -           -             -

Contributed capital       -           -            -        -           -             -

Net loss and cumulative
 earnings                 -           -            -        -           (300)       (300)
-----------------------------------------------------------------------------------------------
BALANCE (unaudited),
 September 30, 2001     5,000,000   $ 500     $ 1,738    $(1,000)    $(1,538)      $(300)
===============================================================================================


Common stock issued
 for cash                 -           -            -         -           -             -

Common stock issued
 for assets            20,000,000   2,000          -         -           -          2,000

Common stock issued
 pursuant to 2001
 stock incentive plan   1,412,500     141          -         -           -            141

Contributed capital       -           -         3,180       1,000        -          4,180

Net loss and cumulative
 loss during the
 development stage        -           -            -        -          (1,271)     (1,271)
-----------------------------------------------------------------------------------------------
BALANCE (unaudited),
 October 31, 2001     26,412,500   $2,641       $4,918      -         $(2,809)     $4,750
===============================================================================================

See accompanying notes.


NOTE 1.  ORGANIZATION AND MERGER

ILN Pelham Corporation ("Pelham" or the "Company") was incorporated in the State of Texas on April 2, 2001 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business. The Company entered into a business combination and acquired all of the assets and liabilities of The Expresso Express, on October 2, 2001, pursuant to an agreement and Plan of Reorganization.

The Expresso Express was a Sole Proprietorship formed on September 14, 2001, created to engage in the drive-thru espresso business. Subsequent to the Agreement and Plan of reorganization, the name ILN Pelham Corporation was changed to Expresso Express, Inc. The Agreement and Plan of Reorganization set forth that Pelham would issue 20,000,000 shares to the owner of The Expresso Express. At the time of said issuance, Pelham had 5,000,000 shares outstanding. Immediately after this issuance, the owner of The Expresso Express, owned 20,000,000 of the total outstanding of 25,000,000 shares, or 80 %.

USE OF ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NET LOSS PER COMMON SHARE

Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

CASH AND CASH EQUIVALENTS

The company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.


NOTE 2.  INCOME TAXES

At October 31, 2001, the Company had a net operating loss of approximately $2,809. This loss may be used offset federal income taxes in future periods. However, if subsequently there are ownership changes in the Company, as defined in Section 382 of the Internal Revenue Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carryforwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code. The utilization of the remaining carryforwards is dependent on the Company's ability to generate sufficient taxable income during the carryforward periods and no further significant changes in ownership.

The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No. 109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years.

A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized. It is Management's opinion that the entire deferred tax benefit of $186 resulting from the net operating loss may not be recognized in future periods. Therefore, a valuation allowance equal to the deferred tax benefit of $186 has been established, resulting in no deferred tax benefits as of the balance sheet date.


NOTE 3.  GOING CONCERN AND MANAGEMENT'S PLANS

As shown in the accompanying financial statements, the Company incurred a net loss of $2,809 for the period from inception (April 2,2001) to October 31, 2001. The ability of the company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company anticipates meeting its initial cash requirements through the financial support of its shareholders. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.


NOTE 4.	STOCKHOLDER'S EQUITY

SALE OF SHARES

As of October 2001, the Company has issued 26,412,500 shares of common stock for a total of $2,641. In addition to the 25,000,00 shares issued as described in footnote number 1 above, another 1,412,500 shared were issued pursuant to the 2001 Stock Incentive Plan.

CAPITAL CONTRIBUTED

As of October 2001, the shareholders of the Company have contributed $4,918 to pay for the Company's organizational expenses and audit fees.

PREFERRED STOCK

The Board of Directors is authorized to establish the rights and preferences of preferred stock. To date, the Board of Directors has not established those rights and preferences.


                              EXHIBIT D


                                None.


                              EXHIBIT E

                     Motion Entertainment Group
                       13325 Mulholland Drive
                      Beverly Hills, CA 90210

                         December 31, 2001
                           BALANCE SHEET
                           (UNAUDITED)


    ASSETS

    CURRENT ASSETS
      Cash                                     $   -

    OTHER ASSETS
      Scripts                                  $ 4,250,000
      Developed Projects with Options          $ 3,550,000

      TOTAL ASSETS                             $ 7,800,000
                                                ==========


    LIABILITIES                                 $   -
                                                ----------
      TOTAL LIABILITIES                             -
                                                ==========


                              EXHIBIT F


                                None.


                              EXHIBIT G

        ACKNOWLEDGEMENT AND APPROVAL OF TERMS AND CONDITIONS

     Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, Motion Entertainment Group "Motion" and Expresso Express, Inc ("Expresso"), I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of the Plan and any and all material documents regarding the Company. I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

     I further understand that immediately prior to the completion of the Plan, Expresso had no assets and no liabilities, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of Motion for shares of Expresso results in a decrease in the actual percentage of ownership that my shares of Motion represented in Motion prior to the completion of the Plan.

     I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, options or warrants, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of accounting firms for the Company. I understand that the accountant for the Company is Dohan and Company, 7700 North Kendall Drive, #204, Miami, FL, 33156-7564, Telephone (305) 274-1366.
I further understand that, upon the completion of the Plan, no accountant, attorney, employee or consultant will have any claim of any kind against the Company for any event or occurrence on or prior to the completion of the Plan.

     I also understand that I must bear the economic risk of ownership for any shares issued to me for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" and "restricted" shares and may not be sold unless any subsequent offer or sale is registered with the United States
Securities and Exchange   Commission or otherwise exempt from the
registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

     I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Motion for use by Expresso as they are made to induce you to issue me the shares of Expresso under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

     1. That the shares being acquired are being received for investment purposes and not with a view Toward further distribution;

     2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

     3. That I understand the meaning of "restricted" and "unregistered" shares and know that they are not freely tradeable;

     4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

     5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

     6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares, options or warrants being acquired except as may be pursuant to any applicable laws, rules and regulations;

     7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

     8. I also understand that without approval of counsel for Expresso, all shares of Expresso to be issued and delivered to me shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

   The shares, options or warrants of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.



Motion Entertainment Group



Date: 12-31-01     /s/ Christopher Eberts
                   Christopher Eberts




Date: 12-31-01     /s/ Jonathan Cooper
			 Jonathan Cooper




Date: 12-31-01     /s/ Michael Abbott
                   Michael Abbott



                               EXHIBIT H


                 CERTIFICATE OF OFFICER PURSUANT TO

                AGREEMENT AND PLAN OF REORGANIZATION


The undersigned, the President of EXPRESSO EXPRESS, INC, a Texas corporation ("Expresso"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Expresso and Motion Entertainment Group, a California Partnership ("Motion").

1. That the undersigned, Jennifer Baker, is the President of Expresso and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Motion;

2. Based upon the personal knowledge, information and belief of the undersigned and opinions of counsel for Expresso regarding the Plan:

  (i) All representations and warranties of Expresso contained within the Plan are true and correct;

  (ii) Expresso has complied with all terms and provisions required of it pursuant to the Plan; and

  (iii) There have been no material adverse changes in the financial position of Expresso as set forth in its financial statements for the period ending October 31, 2001, except as set forth in Exhibit D to the Plan.


EXPRESSO EXPRESS, INC


By: /s/ Jennifer Baker
Jennifer Baker, President



                              EXHIBIT I


                 CERTIFICATE OF OFFICER PURSUANT TO

                AGREEMENT AND PLAN OF REORGANIZATION


The undersigned, the general partners of Motion Entertainment
Group, a California Partnership ("Motion"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Motion and EXPRESSO EXPRESS, INC, a Texas
Corporation ("Expresso") to-wit:

1. That the undersigned, Christopher Eberts, Jonathan Cooper, and Michael Abbott are the general partners of Motion and have been authorized to execute and deliver this Certificate to Expresso;

2. Based upon the personal knowledge, information and belief of the undersigned and opinions of counsel for Motion regarding the Plan:

  (i) All representations and warranties of Motion contained within the Plan are true and correct;

  (ii) Motion has complied with all terms and provisions required of it pursuant to the Plan; and

  (iii) There have been no material adverse changes in the financial position of Motion as set forth in its financial statements for the financial statements dated as of December 31, 2001, except as set forth in Exhibit F to the Plan.


MOTION ENTERTAINMENT GROUP



Date: 12-31-01			/s/ Christopher Eberts
                              Christopher Eberts

Date: 12-31-01                /s/ Jonathan Cooper
                              Jonathan Cooper

Date: 12-31-01                /s/ Michael Abbott
                              Michael Abbott





Exhibit 3.1

                 CERTIFICATE OF AMENDMENT
                           OF
                ARTICLES OF INCORPORATION

EXPRESSO EXPRESS, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Texas, does hereby certify:

FIRST: That at a meeting of the Board of Directors of Expresso
Express, Inc, resolutions were duly adopted on January 7, 2002, setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment was as followed:

RESOLVED, that the Articles of Incorporation of Expresso Express, Inc. be amended by changing the name "Expresso Express, Inc" to "Move
Films, Inc." in ARTICLE ONE so that, as amended, said Articles shall be and read as followed:

      ARTICLE ONE, The name of the Corporation is Move Films, Inc.

SECOND: That there were 21,612,500 shares of common stock outstanding and entitled to vote.

THIRD: The amendment of ARTICLE ONE was adopted by unanimous written consent of all shareholders, in accordance with article 9.10 of the Texas Business Corporations Act.

FOURTH: That said amendment was duly adopted in accordance with the provisions of the Texas Business Corporations Act.

FIFTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the President of the Corporation has executed this Certificate of Amendment on January 7, 2002.





                                  /s/Christopher Eberts
                                 Christopher Eberts, President




Exhibit 3.2

        MINUTES OF THE BOARD OF DIRECTORS MEETING
                EXPRESSO EXPRESS, INC

DATE: December 31, 2001
TIME: 10:30am
PLACE: 13325 Mulholland Drive, Beverly Hills, CA 90210

BOARD MEMBERS PRESENT:

Jennfier Baker        	PRESIDENT & DIRECTOR

Simon Gaunt             SECRETARY/TREASURER & DIRECTOR

ALSO PRESENT WAS:

ILN Industries, LLC.    BENEFICIAL OWNER OF EXPRESSO EXPRESS

RESOLVED, that the Company acquires assets of Motion Entertainment Group ("Motion") described in Exhibit B in consideration of 15,000,000 "restricted" and "unregistered" shares of the $0.0001 mill par value common stock of the Company and assume the liabilities of Motion described in Exhibit B of the Agreement and Plan of Reorganization (the "Plan") between the Company, and the general partners of Motion, presented to a meeting of the Board of Directors;

FURTHER, RESOLVED, that in the good faith judgment of the directors, the acquisition of the assets listed in Exhibit B and the assumption of the liabilities listed in Exhibit B as contemplated by the Plan is fair, just and equitable, and in the best interest of the stockholders of the Company;

FURTHER, RESOLVED, that such shares, when issued, be deemed validly issued, fully paid and non-assessable;

FURTHER, RESOLVED, that the delivery of such shares be subject to the execution and delivery of the Plan by each such stockholder who is party to the Plan and Motion; and compliance by Motion with all of the terms and provisions thereof prior to Closing;

FURTHER, RESOLVED, that the officers of the Company be and they hereby are authorized and directed to execute and deliver the Plan and all other documents required or deemed necessary to complete the Plan for and on behalf of the Company pursuant to which the Company shall acquire the assets and assume the liabilities described in Exhibit B to the Plan in exchange for shares of the Company in a reorganization within the meaning of
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended;

FURTHER, RESOLVED, that on Closing, the following persons nominated by the general partners of Motion will be designated as the directors of the Company, to serve until the next annual meeting of the stockholders and until their successors are elected and qualify, or until his earlier resignation or termination: Christopher Eberts, Jonathan Cooper, and Michael Abbott.

FURTHER, RESOLVED, that Christopher Eberts, be elected as President; Jonathan Cooper be elected as Secretary; and Michael Abbot be elected as Treasurer.

FURTHER, RESOLVED, if the Plan is completed as contemplated, the Company accept the resignation of Jennifer Baker and Simon Gaunt effective on the Closing.




  Date: 12-31-01                            /s/ Simon Gaunt
                                                Simon Gaunt


/s/ Simon Gaunt
Simon Gaunt, Director

/s/ Jennifer Baker
Jennifer Baker, Director




Exhibit 3.3

                    MINUTES OF SPECIAL MEETING
                      OF BOARD OF DIRECTORS


     The special meeting of the Board of Directors of the Corporation was held on the date and at the time and place set forth in the written waiver of Notice signed by the Board of Directors, fixing such time and place, and prefixed to the minutes of this meeting.

        There were present the following :

            CHRISTOPHER EBERTS - PRESIDENT
            JONATHAN COOPER - SECRETARY
            MICHAEL ABBOTT - TREASURER

        being all of the Directors of the Corporation.

     The meeting was called to order by the President.

        It was moved, seconded and unanimously carried that

            CHRISTOPHER EBERTS acted as Chairman and JONATHAN COOPER acted as Secretary.

     After discussion, upon motion duly made, seconded and carried, it was:


RESOLVED that the Board of Directors of the Company be and they hereby are authorized and directed to approve the formation of a special committee (the Committee) to implement, oversee and manage the EXPRESSO EXPRESS, INC 2002 Stock Incentive Plan (the
Plan) and Stock Grant Agreement.

FURTHER, RESOLVED, that the following persons nominated by the Board of Directors of Expresso Express, Inc. be designated as the Directors of the Committee, to serve until the next annual meeting of the Board and until their successors are elected and qualify, or until their earlier resignation or termination: Christopher Eberts, Jonathan Cooper, and Michael Abbott.

FURTHER, RESOLVED, that the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may be, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to
Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

FURTHER, RESOLVED, that the Board of Directors of the Company be and they hereby are authorized and directed to approve and execute the filing of SEC form S-8 in order to register all shares of common stock granted under the 2002 Stock Incentive Plan.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, it was adjourned.



                                         /s/ Jonathan Cooper
                                         Jonathan Cooper, Secretary
/s/ Christopher Eberts
Christopher Eberts, Director


/s/ Jonathan Cooper
Jonathan Cooper, Director

/s/ Michael Abbott
Michael Abbott, Director


  DATE: 12-31-01
  TIME: 11:00 am
  PLACE: 13325 Mulholland Drive, Beverly Hills, CA 90210